UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22801 St. Clair Avenue Cleveland, Ohio	44117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 481-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, without par value	LECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

            ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2023, the Board of Directors (the “Board”) of Lincoln Electric Holdings, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Code of Regulations (the “Regulations”), which became effective immediately upon adoption. The Board adopted the following amendments in an effort to modernize the Regulations and to comply with the new universal proxy rules adopted by the Securities and Exchange Commission (the “SEC”). Specifically, in addition to other ministerial changes, the amendments to the Regulations:

•

update the procedural mechanics and disclosure requirements for shareholder nominations of directors and submissions of proposals, including to address rules related to the use of “universal” proxy cards adopted by the SEC under new Rule 14a-19;

•	update certain procedural mechanics and disclosure requirements for information to be provided in connection with shareholder director nominations or submissions of non-Rule 14a-8 proposals; and

•	require shareholders soliciting proxies from other shareholders to use a proxy card color other than white.

The foregoing description of the amendments to the Regulations is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Regulations as amended, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Code of Regulations of Lincoln Electric Holdings, Inc., as amended on February 15, 2023

104	The cover page of Lincoln Electric Holdings, Inc.’s Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: February 17, 2023	By:	/s/ Jennifer I. Ansberry
Jennifer I. Ansberry, Executive Vice President, General Counsel & Secretary